SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 7, 2007
(Date of earliest event reported)
ADCARE HEALTH, INC.
(Exact Name of Registrant as specified in its Charter)

Ohio (State of Other Jurisdiction of Incorporation	333-131542 (Commission file Number)
31-1332119
(IRS Employer Identification No.)
5057 Troy Road, Springfield, Ohio 45502-9032
(Address of principal executive offices) (Zip code)
Registrant’s Telephone Number, Including Area Code
(937) 964-8974
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 1.01. Entry into a Material Definitive Agreement
     On June 6, 2007, AdCare Health Systems, Inc., an Ohio corporation (“AdCare”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Family Home Health Services, Inc., a Nevada corporation (“Family”), pursuant to which AdCare agreed to acquire Family through the merger of Family into AdCare (the “Merger”), with AdCare continuing as the surviving entity.
Agreement and Plan of Merger
     Pursuant to the Merger Agreement, at the close of the Merger, each Family shareholder, will receive, in exchange for each share of Family common stock held by such shareholder immediately prior to the Merger, the number of shares of AdCare common stock equal to an exchange ratio that will result in the AdCare shareholders owning 35% of the surviving corporation and the Family shareholders holding 65% of the issued and outstanding shares of the surviving corporation. Approximately 90% of the stock to be issued to Family will be deposited in a three-year voting trust, to be voted upon the recommendations of current management. After the Merger is completed, it is anticipated that; Family’s main operations will be integrated with AdCare’s existed operations; certain members of AdCare’s Board will occupy seven (7) of the nine (9) Board positions (with the remaining two positions to be occupied by representatives of Family); and AdCare’s executive officers will remain the same. Kevin Ruark, currently President and CEO of Family will become President of AdCare’s home health care subsidiary, Assured Home Health, Inc., and its name will be changed to Family Home Health Services, Inc.
     The Board of Directors of AdCare (the “Board”) has unanimously recommended for approval, and the Board has unanimously approved, AdCare’s entry into the Merger Agreement and the consummation of the Merger.
     AdCare and Family have each made customary representations and warranties in the Merger Agreement. In addition the parties have covenanted and agreed to take and/or refrain from taking certain actions during the period between the signing of the Merger Agreement and the consummation of the Merger, including, among others, AdCare’s covenants and agreements (a) to carry on its business in the ordinary course of business consistent with past practice, (b) to refrain from engaging in certain enumerated transactions without prior written consent, (c) to use its reasonable best efforts to cause a special meeting of the shareholders of AdCare to be held for the purpose of voting upon the adoption of the Merger Agreement and the approval of the Merger, and (d) not to (i) solicit proposals relating to alternative acquisition transactions or (ii) subject to certain exceptions, enter into discussions concerning, or furnish information with respect to, alternative acquisition transactions.
     The Merger is subject to customary closing conditions, including, among others, (a) the approval of the Merger by the affirmative vote of the majority of the holders of the common shares of each Family and AdCare, and (b) the absence of any law, order or injunction prohibiting the consummation of the Merger. In addition, the obligation of AdCare, on the one hand, and Family, on the other, to consummate the Merger is subject to the material accuracy of the representations and warranties of the other party and material compliance of the other party with its covenants and agreements. The Merger Agreement contains certain termination rights for both Family and AdCare and provides that, upon termination of the Merger Agreement under specified circumstances, AdCare or Family may be required to pay the other party a termination fee of $500,000 and reimburse the other party for its reasonable out-of-pocket costs and expenses. It is anticipated that the Merger will close immediately after the vote of AdCare’s shareholders at a special meeting of the shareholders, which is anticipated to be held during the third quarter of 2007.
     The foregoing descriptions of the Merger and the Merger Agreement are qualified in their entirety by reference to the text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Cautionary Statements
     The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.
     The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality that is different from those generally applicable to shareholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.
Additional Information about the Merger and Where to Find It
     AdCare intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus of AdCare and Family and other relevant materials related to the proposed transaction. The joint proxy statement/prospectus will be mailed to all shareholders of AdCare and Family. Investors and security holders of AdCare and Family are urged to read the joint proxy statement/prospectus and other relevant materials when they become available because they will contain important information about AdCare, Family and the Merger. A joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by AdCare with the Commission, may be obtained free of charge at the Commission’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Commission by AdCare by contacting Ms. Carol Groeber at AdCare Health Systems, Inc., 5057 Troy Road, Springfield, Ohio 45502, telephone (937) 964-8974 ext-27, email carolg@adcarehealth.com. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
     AdCare and Family and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of AdCare and Family in favor of the proposed Merger. Information about the directors and executive officers of AdCare and Family and their respective interests in the proposed Merger will be available in the joint proxy statement/prospectus.
     This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Item 8.01. Other Events.
     Because of the impending Merger, the Board of Directors of AdCare has elected to postpone the annual meeting for the election of the directors that was to be held in June of 2007 and to include the election of directors at a special meeting to be held to consider approval of the Merger sometime during the third quarter of 2007.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated June 6, 2007, by and between Family Home Health Services, Inc. and AdCare Healthcare Systems, Inc.

99.1	Press Release dated June 6, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date: June 7, 2007

ADCARE HEALTH SYSTEMS, INC.
By:	/s/ David A. Tenwick
	Name:	David A. Tenwick
	Title:	Chairman